LIMITED POWER OF ATTORNEY
(Authority of Bank Officer to Sign Form-3 and 4 on Behalf of
Insider)

               WHEREAS, the Securities and Exchange Commission has adopted rules requiring insiders to file Form-4s within two days of a covered transaction; and,

               WHEREAS, WSB Holdings, Inc and The Washington Savings Bank, F.S.B. desires to provide the companys insiders with a means to facilitate timely filings by a WSB Holdings, Inc or Washington Savings Bank officer on behalf of the insider; and,

               WHEREAS, this form is intended for use implementing the accelerated filing of reports required to be filed by officers, directors and principal security holders under Section
16(a) of the SEC Act of 1934 as amended by the Sarbanes-Oxley Act of 2002,

              NOW THEREFORE, know all men by these presents, that I, Gary L. Hobert (name of officer, director, or principal security holder affiliated with WSB Holdings, Inc or The Washington Savings Bank, F.S.B.) have made, constituted and appointed, and by these presents do make, constitute and appoint Kevin P. Huffman, President of WSB Holdings, Inc and The Washington Savings Bank, F.S.B., or Carol Ramey, Sr. Vice President of WSB Holdings, Inc and The Washington Savings Bank, F.S.B. (either of whom may act individually) (said persons hereafter referred to as he, his, him, whether male or female) to be my trustee and lawful attorney-in-fact, for me and in my name, place and stead for the following specific purposes and actions, for me, and in my name, to:

Complete, execute and deliver disclosure forms required by the Securities and Exchange Commission, including but not limited to SEC Form-3 or Form-4.

                  For the purpose of initiating, carrying out, and consummating this purpose expressed above, said attorney-in-fact shall have the power to complete, execute and deliver, to the OTS, SEC, or third party form filing services, any SEC Form or document, or instrument, submitted by mail, overnight delivery, e-mail, electronically or via the internet, reasonably appertaining to said purpose, or take whatever other action may be required, for me and in my behalf with full power and authority to do and perform every act and thing whatsoever necessary to be done with respect to said purpose as fully as I could do if personally present, hereby ratifying and confirming all that he may lawfully do or cause to be done by virtue hereof.

                  I recognize, however, that timely filing is ultimately my responsibility for such forms.

Witness my hand and seal this 7th day of May, 2010

/s/ Gary L. Hobert

PRINCIPAL

State of Maryland, County of Anne Arundel, to wit:

I hereby certify that on this 7th day of May, 2010, before me the undersigned Notary Public, personally appeared Gary Hobert known to me to be the person whose name is subscribed to the within Limited Power of Attorney and acknowledged that he executed the same to be his act for the purposes therein contained.

Witness my hand and Notarial Seal.
   /s/ Robin L. Henderson
Notary Public
My Commission Expires: March 29, 2013